Exhibit 32.1
CERTIFICATION
Pursuant to 18 U.S.C. § 1350, the undersigned officers of Westinghouse Air Brake Technologies Corporation (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ RAFAEL SANTANA
Rafael Santana President and Chief Executive Officer
Date:	August 1, 2019

By:	/s/ PATRICK D. DUGAN
Patrick D. Dugan, Executive Vice President and Chief Financial Officer
Date:	August 1, 2019